UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 22, 2023

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BPMC	Nasdaq Global Select Market

Item 8.01 Other Events.

As previously disclosed on June 30, 2022, Blueprint Medicines Corporation (the “Company”) entered into a Financing Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), for up to $660.0 million, among the Company, certain subsidiaries of the Company, the other lenders from time to time party thereto (the “Lenders” and each a “Lender”) and Tao Talents, LLC, as the administrative agent for the Lenders. Tao Talents, LLC is an affiliate of Sixth Street.

On August 22, 2023, after exceeding the milestone from sales of AYVAKIT, at the Company’s request, the Lenders funded the Tranche A Delayed Draw Term Loan in the aggregate principal amount of $100.0 million.

The material terms and conditions of the Financing Agreement are summarized in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 30, 2022, and is incorporated into this Item 8.01 by reference. Such summary of the Financing Agreement is qualified in its entirety by reference to the complete text of the Financing Agreement, a copy of which was filed as Exhibit 10.3 to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: August 25, 2023	By:	/s/ Kathryn Haviland
Kathryn Haviland
Chief Executive Officer